Exhibit 10.7

EXECUTION VERSION

This CONSULTING AGREEMENT, dated as of December 23, 2013, (this “Agreement”), is entered into by and among CD&R Landscapes Parent, Inc., a Delaware corporation (the “Company”), CD&R Landscapes Midco, Inc., a Delaware corporation (“Midco”), CD&R Landscapes Bidco, Inc., a Delaware corporation (“Bidco”), JDA Holding LLC (“JDA”), a Delaware limited liability company, John Deere Landscapes LLC, a Delaware limited liability company (“OpCo”) and Deere & Company, a Delaware corporation (“Deere Investor”).

W I T N E S S E T H:

WHEREAS, the Company was organized in connection with the transactions contemplated by that certain Investment Agreement, dated as of October 26, 2013 (as the same may be amended from time to time in accordance with its terms, the “Investment Agreement”), by and among Deere Investor, JDA, OpCo, CD&R Landscapes Holdings, L.P. (“CD&R Investor”), Bidco, CD&R Landscapes Merger Sub, Inc. and CD&R Landscapes Merger Sub 2, Inc.;

WHEREAS, Deere Investor is a stockholder of the Company;

WHEREAS, Deere Investor, in conjunction with its role as holder of an equity interest in the Company and in order to support and enhance the operational and financial performance of the Company, is willing and able to provide certain consulting services to the Company, Midco, Bidco, JDA, OpCo and their respective divisions and subsidiaries (the “Company Group”), as provided herein;

WHEREAS, the Company desires that it and other members of the Company Group receive, and Deere Investor is willing to provide, strategic and operational consulting services to the Company as Deere Investor and the Company may agree from time to time, including, without limitation, (a) reviewing and providing recommendations concerning the staffing and employment needs of the Company Group, (b) assisting in developing and recommending revised compensation and employee benefit plans for the management and other employees of the Company Group, (c) assisting in developing the Company’s financial and risk management, including cash management, financial reporting and controls, banking relationships and insurance programs, (d) assisting in developing the Company’s business strategy, and (e) continuing to assess and identify areas for improving the Company’s business and profitability, and making recommendations for operational improvements (such services, collectively, the “Consulting Services”); and

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, the Company, JDA, OpCo, Midco, Bidco, and Deere Investor have entered into an Indemnification Agreement, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “Deere Indemnification Agreement”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into a substantially similar consulting agreement (the “CD&R Consulting Agreement”) with Clayton, Dubilier & Rice, LLC (“CD&R Manager”), pursuant to which CD&R Manager is to provide services to the Company Group of substantially the same type as those to be provided by Deere Investor hereunder and upon similar terms;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Engagement. The Company, Midco, Bidco, JDA and OpCo hereby engage Deere Investor (on behalf of the members of the Company Group) to provide the Consulting Services (as defined above) as a consultant to the Company Group. Deere Investor hereby agrees to provide Consulting Services to the Company and the other members of the Company Group on the terms and subject to the conditions set forth below.

2. Scope of Future Services.

(a) Consulting Services. Deere Investor hereby agrees, during the term of this Agreement, to provide the members of the Company Group with the Consulting Services as may reasonably be requested from time to time by the board of directors (the “Board”) of the Company and agreed to by Deere Investor.

(b) Services Non-Exclusive. Deere Investor will devote such time and efforts to the performance of the services contemplated hereby as Deere Investor deems reasonably necessary or appropriate, provided that no minimum number of hours is required to be devoted on a weekly, monthly, annual or other basis. The Company, Midco, Bidco, JDA and OpCo (on behalf of themselves and the other members of the Company Group) hereby acknowledge that Deere Investor’s services are not exclusive to the Company Group and that Deere Investor may render similar services to other persons and entities.

(c) Applicability of Deere Indemnification Agreement. The Company, Midco, Bidco, JDA and OpCo (on behalf of themselves and the other members of the Company Group) hereby acknowledge and agree that the services provided by Deere Investor hereunder, including the Consulting Services, are being provided subject to the terms of this Agreement (including, without limitation, Section 7) and the Deere Indemnification Agreement.

(d) Nature of Services. For avoidance of doubt, the parties acknowledge and agree that Deere Investor’s services hereunder shall be limited to providing the Consulting Services and shall not extend to the right to exercise control over the Company or its controlled Affiliates, which right shall be reserved to the Board, subject to the rights retained by the Company’s stockholders.

3. Compensation; Reimbursement of Expenses.

(a) Compensation for Consulting Services. As compensation for the Consulting Services, the Company shall, or shall cause one or more other members of the Company Group to, on behalf of the members of the Company Group, pay Deere Investor a fee equal to $700,000 per year (the “Consulting Fee”), one quarter of which shall be payable quarterly in advance on the fifth day of each January, April, July and October (each, an “Consulting Services Payment Date”). The initial Consulting Fee shall be prorated to reflect the portion of the current fiscal year which has elapsed prior to the date hereof and shall be payable on the Consulting Services Payment Date for the first calendar quarter commencing after the date hereof (together with the quarterly installment for such quarter). The Consulting Fee may be increased only by the Company and in compliance with Section 2.10 of the Stockholders Agreement, dated as of the date hereof, by and among the Company, Deere Investor, CD&R Investor, and the other stockholder parties thereto (the “Stockholders Agreement”). The Consulting Fee may not be decreased without the prior written consent of Deere Investor and other than in compliance with Section 2.10 of the Stockholders Agreement.

(b) Reimbursement of Expenses. The Company shall, or shall cause one or more other members of the Company Group to, on behalf of the members of the Company Group, reimburse Deere Investor for such reasonable travel and other out-of-pocket expenses (“Expenses”) as may be incurred by Deere Investor and its Affiliates and its and their respective employees and agents in the course or on account of rendering any services under this Agreement, including but not limited to any applicable fees and expenses of any legal, accounting or other professional advisors to Deere Investor and its subsidiaries and Affiliates, including the cost of all air travel, whether on commercial or private aircraft. Deere Investor may submit monthly expense statements to the Company or any other such member of the Company Group, which statements shall be payable within 30 days. Nothing in this Section 3 shall limit any obligations of any member of the Company Group to reimburse any costs and expenses to Deere Investor or any Deere Investor Affiliate (as defined below) under the Investment Agreement, the Deere Indemnification Agreement, the Stockholders Agreement, the Registration Rights Agreement (as defined in the Investment Agreement) or any other Ancillary Agreement (as defined in the Investment Agreement). For purposes of this Agreement, “Affiliate” shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with, such person or entity; provided, that with respect to Deere Investor, Affiliate shall not include any member of the Company Group.

(c) Allocation of Payments. The Company shall not agree with its independent accountants to allocate the amounts paid to Deere Investor pursuant to this Agreement to specific services provided hereunder without the consent of Deere Investor (not to be unreasonably withheld).

(d) Obligations Joint and Several. OpCo and the Company (on behalf of themselves and the other members of the Company Group) hereby agree that the obligations of the Company under this Section 3 shall be borne jointly and severally by each member of the Company Group.

4. Term, etc.

(a) This Agreement shall be in effect until, and shall terminate upon, the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the date on which Deere Investor’s Pro Rata Share is less than 10%. As used in this Agreement, Deere Investor’s “Pro Rata Share” means, at any time, the quotient obtained (expressed as a percentage) by dividing (x) the direct or indirect ownership interest of Deere Investor in the Company as of such time by (y) the aggregate ownership interest of CD&R Investor and Deere Investor (together with its affiliated transferees) in the Company as of such time. In any event, this Agreement may be earlier terminated by Deere Investor on 30 days’ prior written notice to the Company. The provisions of this Agreement shall survive any termination hereof, provided that, notwithstanding the foregoing, Sections 1 and 2 (other than Section 2(c)) shall not survive any termination hereof, and provided, further, that Section 3 shall survive any termination hereof solely as to any portion of any Consulting Fee or Expenses not paid or reimbursed prior to such termination and not required to be paid or reimbursed thereafter pursuant to Section 4(c).

(b) Upon any consolidation or merger of the Company, or any conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group, whether in connection with the transactions contemplated by the Investment Agreement or otherwise, the entity formed by such consolidation, or into which such member of the Company Group is merged or to which such conveyance, transfer or lease is made (each, a “Successor Entity”), shall succeed to and be substituted for the Company or such member of the Company Group, as applicable, under this Agreement with the same effect as if the Successor Entity had been a party hereto. No such consolidation, merger or conveyance, transfer or lease shall have the effect of terminating this Agreement or of releasing any member of the Company Group or any Successor Entity from its obligations hereunder, except as otherwise agreed by Deere Investor.

(c) Upon any termination of this Agreement, the Company agrees immediately to pay or reimburse (or cause one or more other members of the Company Group to pay or reimburse), as the case may be, in cash to the Deere Investor any accrued and unpaid installment of the Consulting Fee, or portion thereof, and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable). If, at any time, no member of the Company Group is permitted to make any payment or reimbursement due to Deere Investor under this Agreement under the terms of any credit agreement, indenture or other financing agreement to which any member of the Company Group is a party, such obligations shall accrue as provided herein, but payment or reimbursement thereof shall be deferred until such time as (i) such payments are no longer prohibited under the terms of the applicable agreement, or (ii) the loan amount due thereunder is repaid in full. In the event of the liquidation of the Company, all amounts due Deere Investor under this Agreement shall be paid to Deere Investor before any liquidating distributions or similar payments are made to stockholders of the Company.

5. Information; Confidentiality; CD&R Consulting Agreement.

(a) Each of the Company, Midco, Bidco, JDA and OpCo will, and will cause each member of the Company Group to, use its reasonable best efforts to furnish, or to cause their respective subsidiaries, employees and agents to furnish, Deere Investor with such information (the “Information”) as Deere Investor reasonably believes appropriate to its engagement hereunder. Each of the Company, Midco, Bidco, JDA and OpCo acknowledges and agrees that (i) Deere Investor will rely on the Information and on information available from generally recognized public sources in performing the services hereunder and (ii) Deere Investor does not assume responsibility for the accuracy or completeness of the Information and such other information.

(b) Each of the Company, Midco, Bidco, JDA and OpCo (on behalf of themselves and the other members of the Company Group) hereby consents to the Deere Investor and any Deere Investor Affiliate sharing any information it receives from the Company Group with any other Deere Investor Affiliates and to the internal use by Deere Investor and such Deere Investor Affiliates of any information received from the Company Group, subject, however, to (i) Deere Investor maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of applicable law, (ii) the recipient of such information being subject to an agreement (or being under a duty of trust or confidence) to maintain the shared information in confidence and (iii) compliance with Section 5.4 of the Stockholders Agreement.

(c) Any advice or opinions provided by Deere Investor or Deere Investor Affiliates may not be disclosed or referred to publicly or to any third party (other than the Company Group’s legal, tax, financial or other advisors), except in accordance with Deere Investor’s prior written consent.

(d) Deere Investor will coordinate with CD&R Manager in connection with its provision of services to the Company Group pursuant to the CD&R Consulting Agreement, provided that Deere Investor shall not be liable to any member of the Company Group, or any other person, as a result of any such services provided, or the failure to provide such services, by CD&R Manager.

6. Independent Contractor Status. The parties acknowledge and agree that Deere Investor shall perform the services hereunder as an independent contractor,

retaining control over and responsibility for its own operations and personnel and those of its controlled Affiliates. The Company further acknowledges and agrees that Deere Investor may, in its sole discretion, remove or substitute any of the members of, or add members to, the team of professional employees of Deere Investor and its Affiliates that will be providing services pursuant to this Agreement, and that any such removal, substitution or addition shall not in any way modify or affect any of the obligations of the Company hereunder, including, without limitation, its obligation to pay any fee or reimburse any Expenses. Neither Deere Investor nor any Deere Investor Affiliate shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any member of the Company Group, nor shall any of them have authority hereunder to contract in the name of or bind any member of the Company Group, except (i) to the extent that any professional employee of Deere Investor or any of its Affiliates may be serving as a director or an officer of any member of the Company Group or (ii) as expressly agreed to in writing by such member of the Company Group. Any duties of Deere Investor arising out of its engagement to perform services hereunder shall be owed solely to the members of the Company Group. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Company or its Affiliates, or any present or future creditor of the Company or its Affiliates, any rights or remedies under or by reason of this Agreement or any performance hereunder.

7. Limitation on Liability. Except in cases of gross negligence or willful misconduct, Deere Investor shall have no liability of any kind whatsoever to any member of the Company Group for any damages, losses or expenses (including, without limitation, special, punitive, incidental or consequential damages and interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) with respect to the provision of the Consulting Services, and in no event shall any such liability be in excess of the fees received by Deere Investor hereunder. Each of the Company, Midco, Bidco, JDA and OpCo (on behalf of itself and the other members of the Company Group), by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than Deere Investor shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, any former, current or future officer, agent, Affiliate or employee of Deere Investor (or any of their successors or permitted assignees), against any former, current or future stockholder of Deere Investor (or any of its successors or permitted assignees) or against any former, current or future director, officer, agent, employee, Affiliate, general or limited partner, stockholder, manager or member of any of the foregoing (collectively, “Deere Investor Affiliates”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company against Deere Investor Affiliates, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise.

8. Notice. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(a) If to the Company, Midco, Bidco, JDA, Opco or any other member of the Company Group:

1060 Windward Ridge Parkway Suite 170 Alpharetta, GA 30005 Attention: John Guthrie Fax:

with a copy (which shall not constitute notice) to:

c/o Deere & Company

Law Department

One John Deere Place

Moline, IL 61265

Attention: General Counsel

Fax: (309) 749-0085

and

Shearman & Sterling, LLP

599 Lexington Avenue

New York, NY 10022

Attention: Stephen Besen

Fax: (212) 848-7179

and

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, NY 10152

Attention:	Kenneth Giuriceo
Robert Volpe
Facsimile:	(212) 407-5252

and Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022
Attention:	Margaret Andrews Davenport, Esq.
Andrew L. Bab, Esq.
Fax: (212) 521-7569

(b) If to Deere Investor:

Deere & Company

Law Department

One John Deere Place

Moline, IL 61265

Attention: General Counsel

Fax: (309) 749-0085

and

Shearman & Sterling, LLP

599 Lexington Avenue

New York, NY 10022

Attention: Stephen Besen

Fax: (212) 848-7179

9. Entire Agreement; Severability; No Representations or Warranties. Except as otherwise expressly set forth herein, this Agreement, the Investment Agreement, the Stockholders Agreement, the Registration Rights Agreement, the CD&R Consulting Agreement and the Deere Indemnification Agreement (a) contain the complete and entire understanding and agreement between Deere Investor and the Company with respect to the subject matter hereof and (b) supersede all prior and contemporaneous understandings, conditions and agreements, whether written or oral, express or implied, in respect of the subject matter hereof. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this agreement invalid or unenforceable in any respect. Each of the Company, Midco, Bidco, JDA and OpCo acknowledges and agrees that Deere Investor makes no representations or warranties in connection with this Agreement or its provision of the Consulting Services. Each of the Company, Midco, Bidco, JDA and OpCo agrees that any acknowledgment or agreement made by the Company, Midco, Bidco, JDA or OpCo in this Agreement is made on behalf of each of the Company, Midco, Bidco, JDA, OpCo and the other members of the Company Group.

10. Counterparts; Amendments and Waivers. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement. This Agreement may be executed by facsimile signatures. This Agreement may not be amended, restated, supplemented or otherwise modified, and no provision of this Agreement may be waived, other than in a writing duly executed by the parties hereto and in compliance with Section 2.10 of the Stockholders Agreement.

11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that (i) except as provided in clause (ii) and (iii) of this proviso, neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party, whether by operation of law or otherwise, without the express written consent of the other party hereto, (ii) any assignment by Deere Investor of its rights but not the obligations under this Agreement to any entity directly or indirectly controlling, controlled by or under common control with Deere Investor shall be expressly permitted hereunder and shall not require the prior written consent of the Company, Midco, Bidco, JDA or OpCo and (iii) Deere Investor may assign all of its rights, interests and obligations under this Agreement to a third party in connection with the transfer to such third party of substantially all of Deere Investor’s investment management business without the prior written consent of the Company. This Agreement is not intended to confer any right or remedy hereunder upon any person or entity other than the parties to this Agreement and their respective successors and assigns.

12. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

13. Arbitration.

(a) Any dispute, claim or controversy arising out of, relating to, or in connection with this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b) The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c) The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within thirty days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d) The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

DEERE & COMPANY

By:	/s/ James M. Field
	Name:	James M. Field
	Title:	President, Agriculture & Turf Division—Americas, Australia and Global Harvesting & Turf Platforms

CD&R LANDSCAPES PARENT, INC.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President & Secretary

CD&R LANDSCAPES MIDCO, INC.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President & Secretary

CD&R LANDSCAPES BIDCO, INC.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President & Secretary

JDA HOLDING LLC

By:	/s/ Thomas K. Jarrett
	Name:	Thomas K. Jarrett
	Title:	Manager

JOHN DEERE LANDSCAPES LLC

By:	/s/ David P. Werning
	Name:	David P. Werning
	Title:	Manager